Exhibit 10.1

CREDENCE SYSTEMS CORPORATION

1993 STOCK OPTION PLAN

(AS AMENDED AND RESTATED THROUGH MARCH 19, 2003)

ARTICLE ONE

GENERAL

I.    PURPOSE OF THE PLAN

A.    This 1993 Stock Option Plan (“Plan”) is intended to promote the interests of Credence Systems Corporation, a Delaware corporation (the “Corporation”), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Corporation’s Board of Directors and (iii) consultants who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

B.    The Discretionary Option Grant Program under this Plan became effective on the first date on which the shares of the Corporation’s Common Stock were registered under Section 12(g) of the Securities Exchange Act of 1934. Such date is hereby designated as the Effective Date for that program. The Automatic Option Grant Program under this Plan became effective immediately upon the execution and final pricing of the Underwriting Agreement for the initial public offering of the Corporation’s Common Stock. The execution date of such Underwriting Agreement is hereby designated as the Effective Date of the Automatic Option Grant Program. The Stock Issuance Program under this Plan became effective immediately upon the date that the holders of a majority of the outstanding shares of Common Stock of the Corporation present and entitled to vote thereon, approved an amendment to this Plan which included the adoption of the Stock Issuance Program. Such date is hereby designated as the Effective Date for the Stock Issuance Program.

C.    This Plan shall serve as the successor to (i) the Corporation’s 1984 Incentive Stock Option Plan (the “1984 Plan”) and (ii) the ASIX Systems Corporation 1989 Stock Option Plan (the “ASIX Plan”) which the Corporation assumed in connection with its acquisition of ASIX Systems Corporation by merger effected October 27, 1989. The 1984 Plan and ASIX Plan shall be collectively referred to in this document as the “Predecessor Plans”, and no further option grants or stock issuances shall be made under the Predecessor Plans from and after the Effective Date of this Plan. All options outstanding under the Predecessor Plans on the Effective Date of the Discretionary Option Grant Program are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation’s Common Stock thereunder.

II.    DEFINITIONS

A.    For purposes of the Plan, the following definitions shall be in effect:

BOARD:    the Corporation’s Board of Directors.

CODE:    the Internal Revenue Code of 1986, as amended.

COMMITTEE:    the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

COMMON STOCK:    shares of the Corporation’s common stock.

CHANGE IN CONTROL:    a change in ownership or control of the Corporation effected through either of the following transactions:

a.	any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders; or

b.	there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

CORPORATE TRANSACTION:    any of the following stockholder-approved transactions to which the Corporation is a party:

a.	a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

b.	the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

c.	any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

EMPLOYEE:    an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

FAIR MARKET VALUE:    the fair market value per share of Common Stock determined in accordance with the following provisions:

a.	If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in THE WALL STREET JOURNAL. If there is no reported closing price for the Common Stock on the date in question, then the closing price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

b.	If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in THE WALL STREET JOURNAL. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing price on the exchange on the last preceding date for which such quotation exists.

FIRST TRADING DAY:    the first trading day of each fiscal year of the Corporation.

HOSTILE TAKE-OVER:    a change in ownership of the Corporation effected through a transaction in which any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

1934 ACT:    the Securities Exchange Act of 1934, as amended from time to time.

OPTIONEE:    any person to whom an option is granted under either the Discretionary Option Grant or Automatic Option Grant Program in effect under the Plan.

PLAN ADMINISTRATOR:    the Committee in its capacity as the administrator of the Plan.

PERMANENT DISABILITY OR PERMANENTLY DISABLED:    the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

SERVICE:    the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option agreement.

TAKE-OVER PRICE:    the GREATER of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an incentive stock option under the Federal tax laws, the Take-Over Price shall not exceed the clause (a) price per share.

B.    The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III.    STRUCTURE OF THE PLAN

A.    STOCK PROGRAMS.    The Plan shall be divided into three separate components: the Discretionary Option Grant Program specified in Article Two, the Automatic Option Grant Program specified in Article Three and the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, non-employee members of the Corporation’s Board of Directors (the “Board”) will receive periodic option grants to purchase shares of Common Stock in accordance with the provisions of Article Three. Under the Stock

Issuance Program, eligible individuals may, at the discretion of the Plan Administrator, be granted shares of Common Stock in accordance with the provisions of Article Four.

B.    GENERAL PROVISIONS.    Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

IV.    ADMINISTRATION OF THE PLAN

A.    The Discretionary Option Grant Program shall be administered by the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

B.    The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Option Grant Program and the Stock Issuance Program and to make such determinations under, and issue such interpretations of, the provisions of each of such programs and any outstanding option or share grants thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program, the Stock Issuance Program or any outstanding option or share thereunder.

C.    Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and the Committee as Plan Administrator shall exercise no discretionary functions with respect to option grants made pursuant to that program.

V.    SHARE AND OPTION GRANTS

A.    The persons eligible to participate in the Discretionary Option Grant Program under Article Two and the Stock Issuance Program under Article Four are as follows:

(i)	officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

(ii)	non-employee Board members; and

(iii)	those consultants who provide valuable services to the Corporation (or its parent or subsidiary corporations).

B.    The Plan Administrator shall have full authority to determine, with respect to the option grants made under the Plan, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option (“Incentive Option”) which satisfies the requirements of Code Section 422 or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

C.    The Plan Administrator shall have full authority to determine, with respect to the stock grants made under the Plan, which eligible individuals are to receive stock grants and the number of shares to be granted.

VI.    STOCK SUBJECT TO THE PLAN

A.    Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed 13,938,238 shares, subject to adjustment from time to time in accordance with the provisions of this Section VI.

Such authorized share reserve reflects the 2-for-1 split of the Corporations outstanding Common Stock effected on May 17, 2000, the 3-for-2 split of the Corporation’s outstanding Common Stock effected June 5, 1995, the 1-for-3 reverse stock split of the Corporation’s outstanding Common Stock effected October 7, 1993, and is comprised of the following:

(i)	the number of shares which remained available for issuance, as of the Effective Date of the Discretionary Option Grant Program, under the 1984 Plan as last approved by the Corporation’s stockholders, including the shares subject to the outstanding options incorporated into this Plan and any other shares which would have been available for future option grant under the 1984 Plan as last approved by the stockholders (estimated to be 3,863,514 shares in the aggregate on a post-split basis);

(ii)	286,488 shares (on a post-split basis) subject to options outstanding under the ASIX Plan as of the Effective Date and incorporated into this Plan;

(iii)	an additional 600,000-share increase (on a post-split basis) authorized by the Board under this Plan and approved by the stockholders prior to the Effective Date;

(iv)	an additional 1,500,000-share increase (on a post-split basis) authorized by the Board on January 23, 1995 and approved by the stockholders at the 1995 Annual Stockholders Meeting;

(v)	an additional 1,000,000-share increase authorized by the Board on January 26, 1996 and approved by the Corporation’s stockholders at the 1996 Annual Stockholders Meeting;

(vi)	an additional 1,000,000-share increase authorized by the Board on February 12, 1997 and approved by the stockholders at the 1997 Annual Stockholders Meeting;

(vii)	an additional 1,000,000-share increase authorized by the Board on February 13, 1998 and approved by the stockholders at the 1998 Annual Stockholders Meeting;

(viii)	an additional 815,636-share increase effected October 31, 1998 pursuant to the automatic share increase provisions of Section VI.C. of this Article One;

(ix)	an additional 2,000,000-share increase authorized by the Board on January 22, 1999 and approved by the stockholders at the 1999 Annual Meeting;

(x)	an additional 872,600-share increase effected October 31, 1999 pursuant to the automatic share increase provisions of Section VI.C. of this Article One; and

(xi)	an additional increase of 1,000,000 shares authorized by the Board on February 9, 2000, and approved by the stockholder at the 2000 Annual Meeting.

B.    To the extent one or more outstanding options under the Predecessor Plans which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

C.    The number of shares of Common Stock reserved for issuance under this Plan will automatically be increased on the First Trading Day of each fiscal year over the remaining term of the Plan, beginning with the November 1, 2000 First Trading Day, by an amount equal to three and one-half percent (3.5%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding fiscal year, but in no event shall any such annual increase exceed 3,000,000 shares.

D.    No one person participating in the Plan may receive options and separately exercisable stock appreciation rights for more than 2,000,000 shares (on a post-split basis) of Common Stock in the aggregate over the remaining term of the Plan, subject to adjustment from time to time in accordance with the provisions of this Section VI. For purposes of such limitation, no stock options or stock appreciation rights granted prior to January 1, 1995 shall be taken into account. The 500,000-share increase to such limit adopted by the Board on January 22, 1999 was approved by the stockholders at the 1999 Annual Meeting. No one person participating in the Plan may receive shares under the Stock Issuance Program that are intended to qualify as performance-based under Code Section 162(m) in excess of 2,000,000 shares of Common Stock in the aggregate over the remaining term of the Plan, subject to adjustment from time to time in accordance with the provisions of this Section VI.

E.    Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plans incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original exercise or purchase price paid per share, pursuant to the Corporation’s repurchase rights or Article Four, Section I(B)(6) under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or stock issuances under the Plan. However, shares subject to any option or portion thereof surrendered in accordance with Section III of Article Two or Section III of Article Three shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. Should the option price of an outstanding option under the Plan (including any option incorporated from the Predecessor Plans) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding stock option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock actually issued.

F.    Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve is to increase automatically on the First Trading of each fiscal year pursuant to the provisions of Section VI.C of this Article One, (iii) the maximum number and/or class of securities for which any one person may be granted options and separately exercisable stock appreciation rights under the Plan from and after January 1, 1995, (iv) the number and/or class of securities for which automatic option grants are to be subsequently made per newly-elected or continuing non-employee Board member under the Automatic Option Grant Program, (v) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program, (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans and (vii) the number and/or class of securities issued under the Stock Issuance Program. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.    TERMS AND CONDITIONS OF OPTIONS

Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

A.    OPTION PRICE.

(1)	The option price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

(2)	The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Five and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

•	full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

•	full payment in cash or check drawn to the Corporation’s order;

•	full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation’s order; or

•	full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this subparagraph (2), the Exercise Date shall be the date on which the notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

B.    TERM AND EXERCISE OF OPTIONS.    Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

C.    LIMITED TRANSFERABILITY OF OPTIONS.    During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

D.    TERMINATION OF SERVICE.

(1)	The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

•	Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph C.(3) below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

•	Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. Such exercise, however, must occur prior to the EARLIER of (i) the third anniversary of the date of the Optionee’s death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be outstanding.

•	During the applicable post-Service period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which it has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the Optionee’s cessation of Service, with respect to any shares for which it is not otherwise at that time exercisable or in which Optionee is not otherwise at that time vested.

•	Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

•	Should (i) the Optionee’s Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

(2)	The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph (1) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more subsequent installments of vested shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

(3)	The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service or death from the limited period in effect under subparagraph (1) above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

E.    STOCKHOLDER RIGHTS.    An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

F.    REPURCHASE RIGHTS.    The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

a.	The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

b.	All of the Corporation’s outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

c.	The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee’s cessation of Service, to cancel the Corporation’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

II.    INCENTIVE OPTIONS

The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as “non-statutory” options when issued under the Plan shall NOT be subject to such terms and conditions.

A.    DOLLAR LIMITATION.    The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of

One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

B.    10% STOCKHOLDER.    If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

III.    CORPORATE TRANSACTIONS/CHANGES IN CONTROL

A.    In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B.    Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

C.    Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, PROVIDED the aggregate option price payable for such securities shall remain the same. In addition, appropriate adjustments shall be made to (i) the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (iii) the maximum number and/or class of securities by which the share reserve is to increase automatically on the First Trading Day of each fiscal year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

D.    The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options under this Article Two which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee’s Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

E.    The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

F.    The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option is outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation’s outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee’s Service within a specified period following the Change in Control.

G.    Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

H.    Any Incentive Options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as incentive stock options under the Federal tax laws only to the extent the applicable dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the Federal tax laws.

IV.    STOCK APPRECIATION RIGHTS

A.    Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section IV, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the shares of Common Stock in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

B.    No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section IV may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator deems appropriate.

C.    If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

D.    One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator’s sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over, the officer will have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right to the Corporation, to the extent such options are at the time exercisable for fully-vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option over (ii) the aggregate option price payable for such vested shares. The cash distribution payable upon such option surrender shall be made within five (5) days following the consummation of the Hostile Take-Over. The Plan Administrator shall, at the time the limited stock appreciation right is granted, pre-approve the subsequent exercise of that right in accordance with the terms and conditions of this Section V.D. Accordingly, no additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

E.    The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IV shall NOT be available for subsequent option grant under the Plan.

ARTICLE THREE

AUTOMATIC OPTION GRANT PROGRAM

I.    ELIGIBILITY

A.    ELIGIBLE DIRECTORS.    The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three program shall be limited to (i) those individuals who are first elected or appointed as non-employee Board members on or after the Effective Date of this Automatic Option Grant Program, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after such Effective Date, whether or not they commenced their Board service prior to the Effective Date. Any non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of this Plan.

II.    TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

A.    EFFECTIVE DATE.    The terms and conditions of this Article Three reflect the amendment to the Automatic Option Grant Program effected by the December 8, 1999 restatement of the Plan and shall become effective upon stockholder approval of such restatement at the 2000 Annual Meeting. Accordingly, such stockholder approval shall also constitute approval of each option granted under the amended Automatic Option Grant Program at or after the date of that Annual Meeting and the subsequent exercise of that option in accordance with the terms and conditions of this Article Three.

B.    GRANT DATES.    Options shall be granted under the Automatic Option Grant Program in accordance with the following provisions:

(i)	Each Eligible Director shall automatically be granted, at the time of his or her initial election or appointment as a non-employee Board member, a non-statutory stock option to purchase 20,000 shares[1] of Common Stock upon the terms and conditions of this Article Three.

[1]	Reflects the 2-for-1 split of the Common Stock effected by the Corporation on May 17, 2000, the 3-for-2 split of the Common Stock effected by the Corporation on June 5, 1995, the 1-for-3 reverse split of the Common Stock effected by the Corporation on October 7, 1993.

(ii)	On the date of each Annual Stockholders Meeting, beginning with the 2000 Annual Meeting, each individual who is to continue to the time as an Eligible Director shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that particular meeting, a non-statutory stock option to purchase an additional 20,000 shares of Common Stock upon the terms and conditions of this Article Three, provided he or she has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of 20,000-share option grants any one Eligible Director may receive over his or her period of Board service.

The number of shares for which the automatic grants are to be made to each newly-elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of Section VI.F of Article One.

C.    OPTION PRICE.    For each option grant made under this Automatic Option Grant Program, the option price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

D.    PAYMENT.    The option price shall be payable in one of the alternative forms specified below:

(i)	full payment in cash or check made payable to the Corporation’s order; or

(ii)	full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s reported earnings and valued at Fair Market Value on the Exercise Date; or

(iii)	full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation’s order; or

(iv)	full payment through a sale and remittance procedure pursuant to which the non-employee Board member (I) shall provide irrevocable instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares and shall (II) concurrently provide directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

The Exercise Date shall be the date on which notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

E.    OPTION TERM.    Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

F.    EXERCISABILITY.    The initial 20,000-share automatic option grant made to each newly-elected or appointed Board member shall become exercisable for twelve and one-half percent (12.5%) of the option shares upon the Optionee’s completion of six (6) months of Board service measured from the automatic grant date and shall become exercisable for the balance of the option shares in a series of fourteen (14) equal and successive quarterly installments upon the Optionee’s completion of each additional three (3)-month period of Board service thereafter. Each annual 20,000-share automatic option grant made to a continuing Board member shall become exercisable in a series of four (4) equal and successive annual installments over the Optionee’s period of service on the Board, with the first such installment to become exercisable one year after the automatic grant date. The exercisability of each outstanding automatic grant shall be subject to acceleration in accordance with the provisions of Section II.G and Section III of this Article Three.

G.    LIMITED TRANSFERABILITY OF OPTIONS.    Each automatic option grant may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Three, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

H.    TERMINATION OF BOARD SERVICE.

(1)	Should the Optionee cease service as a Board member for any reason (other than death or Permanent Disability) while holding one or more automatic option grants under this Article Three, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. Such period shall be extended from six (6) months to twelve (12) months following the Optionee’s cessation of Board service if that Optionee qualifies for the special benefits provided under Section II.I of this Article Three. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

(2)	Should the Optionee die within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the Optionee’s death.

(3)	Should the Optionee die or become permanently disabled while serving as a Board member, then each automatic option grant held by such Optionee under this Article Three shall accelerate in full, and the Optionee (or the representative of the Optionee’s estate or the person or persons to whom the option is transferred upon the Optionee’s death) shall have a twelve (12)-month period following the date of the Optionee’s cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock subject to that option at the time of such cessation of Board service.

(4)	In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraph 1, 2 or 3 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was otherwise exercisable at the time of the Optionee’s cessation of Board service.

I.    SPECIAL BENEFITS.    The following special rule shall be applicable to any option grants made under the Automatic Option Grant Program to an Eligible Director, whether those grants were made prior to the

March 19, 2003 amendment of the Automatic Option Grant Program or at any time thereafter, if that Eligible Director retires from, or ceases, Board service on or after such Eligible Director has attained the age of sixty five (65) years of age and has completed nine (9) or more years of such Board service:

(i)	each such option grant made to that Eligible Director under the Automatic Option Grant Program and outstanding at the time of his or her retirement from, or cessation of, Board service shall immediately vest and become exercisable for all the option shares; and

(ii)	the period for which each such option shall remain exercisable following his or her retirement from, or cessation of, Board service shall be extended from six (6) months to twelve (12) months, but in no event will any such option remain exercisable after the specified expiration of the option term.

J.    STOCKHOLDER RIGHTS.    The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the option price for the purchased shares.

K.    REMAINING TERMS.    The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

III.    CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.    In the event of any Corporate Transaction, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

B.    In connection with any Change in Control of the Corporation, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.

C.    Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender each option held by him or her under this Article Three to the Corporation, to the extent such option has been outstanding for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate option price payable for such shares. Such cash distribution shall be paid within five (5) days following the consummation of the Hostile Take-Over. Stockholder approval of this December 8, 1999 restatement of the Plan at the 2000 Annual Meeting shall also constitute pre-approval of each such option surrender right granted at or after the date of that Annual Meeting and the subsequent exercise of that right in accordance with the terms and provisions of this Section III.C. No additional approval of any Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

D.    The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent option grant under this Plan.

E.    The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I.    STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. In no event, however, may more than ten percent (10%) of the total number of shares of Common Stock available for issuance under the Plan, measured initially as of the date of the 2003 Annual Stockholders Meeting and adjusted from time to time thereafter for the automatic increases to such number of available shares effected pursuant to Section VI. C of Article One of the Plan, be issued pursuant to the Stock Issuance Program. Each stock issuance under the program shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

A.    Issue Price.

1.    The consideration per share at which shares of Common Stock may be issued under the Stock Issuance Program shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2.    Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)	cash or check made payable to the Corporation,

(ii)	past services rendered to the Corporation (or any Parent or Subsidiary), or

(iii)	any other lawful consideration under the General Corporation Law of the State of Delaware.

B.    Vesting Provisions.

1.    Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

2.    For any Common Stock issuance which is to vest solely on the basis of Service, a minimum period of three (3) years of Service shall be required as condition to such vesting. The required Service period shall be measured from the issue date of the shares in the event of a direct issuance or from the grant date of the share right award for any shares to be subsequently issued pursuant to such award. However, any such Common Stock issuance shall be subject to the vesting acceleration provisions of this Article Four.

3.    The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more share right awards so that the shares of Common Stock subject to those awards shall be issuable upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of Common Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) budget comparisons; (10) implementation or completion of critical projects or processes; (11) customer satisfaction; (11) any combination of, or a specified increase in, any of the foregoing; and (13) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

4.    Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

5.    The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

6.    Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares by the applicable clause (i) or (ii) amount.

7.    The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares, to the extent the Plan Administrator deems such waiver to be an appropriate severance benefit on account of an involuntary termination under the circumstances and, with respect to share right awards granted under Section 3 above, the to the extent consistent with Code Section 162(m). Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies.

8.    Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied, to the extent the Plan Administrator deems such issuance to be an appropriate severance benefit under the circumstances, and with respect to share right awards granted under Section 3 above, to the extent consistent with Code Section 162(m).

II.    CORPORATE TRANSACTION/ CHANGES IN CONTROL/HOSTILE TAKE-OVER

A.    All of the unvested shares of Common Stock under the Stock Issuance Program shall immediately vest in full, in the event of any Corporate Transaction or Change in Control, except to the extent (i) the vesting provisions of such unvested shares are to be continued pursuant to the terms of the Change in Control transaction or Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.    The Plan Administrator shall have the discretionary authority to structure the vesting provisions of shares granted under the Stock Issuance Program so that the unvested shares shall vest upon an involuntary termination of the Participant’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction or Corporate Transaction in which the vesting of shares is otherwise continued in effect.

C.    The Plan Administrator shall also have the discretionary authority to structure the vesting provisions of shares granted under the Stock Issuance Program so that the unvested shares shall immediately vest, either upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an involuntary termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Hostile Take-Over.

III.    SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FIVE

MISCELLANEOUS

I.    LOANS OR INSTALLMENT PAYMENTS

A.    The Plan Administrator may, in its discretion, assist any Optionee (including an Optionee who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or (ii) permitting the Optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee may not exceed the option price of the acquired shares plus any Federal and State income and employment tax liability incurred by the Optionee in connection with the acquisition of such shares.

B.    The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

II.    AMENDMENT OF THE PLAN AND AWARDS

A.    The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options or shares at the time outstanding under the Plan, unless the Optionee or holder of shares, as applicable, consents to such amendment, and provided, further that, except for adjustments as provided in or pursuant to Section VI.F of Article One and Section III.C of Article Two, no such amendment or modification to the Plan or any outstanding option shall reduce or permit the reduction (by amendment, substitution, cancellation and regrant or other means) of the exercise price of any option without prior stockholder approval. In addition, certain other amendments may require stockholder approval pursuant to applicable laws or regulations.

B.    Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants are made, then (i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

III.    TAX WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan, and all share issuances under the Stock Issuance Program, shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III of Article Five and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of SEC Rule 16b-3), provide any or all holders of non-statutory options (other than the automatic grants made pursuant to Article Three of the Plan) or unvested shares under the Plan with the right to use shares of the Corporation’s Common Stock in satisfaction of all or part of the Federal, State and local income and employment withholding taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares (the “Withholding Taxes”). Such right may be provided to any such holder in either or both of the following formats:

a.	STOCK WITHHOLDING: The holder of the non-statutory option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

b.	STOCK DELIVERY: The Plan Administrator may, in its discretion, provide the holder of the non-statutory option or unvested shares purchased thereunder with the election to deliver to the Corporation, at the time the non-statutory option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

IV.    EFFECTIVE DATE AND TERM OF PLAN

A.    The Plan was initially adopted by the Board on August 31, 1993 and approved by the stockholders in October 1993. As of the applicable Effective Date for each of the equity incentive programs in effect hereunder, this Plan, as successor to the Predecessor Plans, became effective for each such program, and no further option grants or stock issuances shall be made under the Predecessor Plans from and after such Effective Date. The Plan was subsequently amended by the Board on January 23, 1995 to (i) increase by 750,0002 the number of shares of Common Stock issuable under the Plan, (ii) limit the number of shares of Common Stock for which any one participant may be granted stock options and separately exercisable stock appreciation rights under the Plan to 750,0003/ shares, exclusive of any stock options or stock appreciation rights granted prior to January 1, 1995 and (iii) provide that the option price per share for all non-statutory stock options granted from and after January 1, 1995 shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the grant date. The January 23, 1995 amendment was approved by the stockholders at the 1995 Annual Meeting held on March 27, 1995. On January 26, 1996, the Board authorized an additional 500,000-share increase in the number of shares of Common Stock available for issuance under the Plan and in February 1996, the Board adopted an amendment to the Plan (the “February 1996 Amendment”) which increased the number of shares of Common Stock for which option grants are to be made annually under the Automatic Option Grant Program to

[2]	Reflects the 3-for-2 split of the Common Stock effected by the Corporation on June 5, 1995.

continuing non-employee Board members from 2,500 shares to 3,500 shares per individual. Both the January 26, 1996 and February 1996 Amendments were approved by the Corporation’s stockholders at the 1996 Annual Meeting. The Plan was subsequently amended on February 12, 1997 (the “February 1997 Amendment”) to effect the following changes: (i) increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 500,000 shares, (ii) allow unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise price paid per share to be reissued under the Plan and (iii) effect a series of technical changes to the provisions of the Plan (including stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities Exchange Act of 1934 which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The February 1997 Amendment was approved by the stockholders at the 1997 Annual Meeting. All option grants made prior to the February 1997 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the February 1997 Amendment shall be deemed to modify or in any way affect those outstanding options or issuances. The Plan was subsequently amended on February 13, 1998 (the “February 1998 Amendment”) to effect the following changes: (i) increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 500,000 shares, and (ii) implement an automatic share increase feature, pursuant to which the number of shares available for issuance over the term of the Plan shall automatically increase on the first trading day of each fiscal year, beginning with the 1999 fiscal year and continuing through the fiscal year 2003, by an amount equal to two percent (2%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding fiscal year. The February 1998 Amendment was approved by the stockholders at the 1998 Annual Meeting. The Plan was again amended on January 22, 1999 (the “January 1999 Amendment”), subject to stockholder approval at the 1999 Annual Meeting, to (i) increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 1,000,000 shares, (ii) increase the limit on the maximum number of shares of Common Stock for which any one participant may be granted stock options and separately exercisable stock appreciation rights after December 31, 1994 from 750,000 to 1,000,000 shares in the aggregate and (iii) increase the size of the annual grants to non employee Board members under the Automatic Option Grant Program from 3,500 to 5,000 shares. The January 1999 Amendment was approved by the stockholders at the 1999 Annual Meeting. The Plan was again amended by the Board on December 8, 1999 (the “December 1999 Amendment”) to (i) revise the automatic share increase provisions of the Plan so that the number of shares reserved for issuance under the Plan will automatically increase on the First Trading Day of each fiscal year over the remaining term of the Plan, beginning with the November 1, 2000 First Trading Day, by an amount equal to three and one-half percent (3.50%) of the total number of shares of outstanding Common Stock on the last day of the immediately preceding fiscal year, but no such annual increase shall exceed 1,500,000 shares, (ii) increase the size of the annual grants to non employee Board members under the Automatic Option Grant Program from 5,000 shares to 10,000 shares and (iii) extend the term of the Plan to December 31, 2004. The Plan was further amended by the Board on February 9, 2000 (the “February 2000 Amendment”) to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 500,000 shares. Both the December 1999 Amendment and the February 2000 Amendment were approved by the Corporation’s stockholders at the 2000 Annual Meeting. On February 11, 2003, the Board adopted another amendment to the Plan (the “February 2003 Amendment”), subject to stockholder approval, to (i) prohibit the Company from repricing options to purchase Common Stock of the Company granted under the Plan without the prior approval of the stockholders, (ii) amend the automatic option grant program in effect for non-employee Board members to provide for acceleration of vesting and to extend the term of exercisability of options issued to such persons pursuant to the automatic option grant program in certain events, and (iii) establish the stock issuance program under the Plan. The terms of the February 2003 Amendment will not be effective unless and until the February 2003 Amendment is approved by the stockholders at the 2003 Annual Meeting. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

B.    Each option issued and outstanding under the Predecessor Plans immediately prior to the Effective Date of the Discretionary Option Grant Program was incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.

C.    The option/vesting acceleration provisions of Section III of Article Two and Section II of Article Four, each relating to Corporate Transactions and Changes in Control may, in the Plan Administrator’s discretion, be extended to one or more stock options which are outstanding under the Predecessor Plans on the Effective Date of the Discretionary Option Grant Program but which do not otherwise provide for such acceleration.

D.    The Plan shall terminate upon the EARLIER of (i) December 31, 2004 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Plan. However, if the December 1999 Amendment is not approved by the stockholders at the 2000 Annual Meeting, the clause (i) termination date will remain August 30, 2003. Upon the termination of the Plan, all outstanding option grants shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

V.    USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

VI.    REGULATORY APPROVALS

A.    The implementation of the Plan, the granting of any stock option or stock appreciation right under the Plan, the issuance of Common Stock upon the exercise of the stock options or stock appreciation rights granted hereunder and the issuance of Common Stock under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and stock appreciation rights granted under it, and the Common Stock issued pursuant to it.

B.    No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

VII.    NO EMPLOYMENT/SERVICE RIGHTS

Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.

VIII.    MISCELLANEOUS PROVISIONS

A.    Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

B.    The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California without resort to that State conflict-of-laws rules.

C.    The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.